Exhibit 99.1

American Express Global Business Travel Reports Strong Q1 2026 Financial Results
NEW YORK – May 4, 2026 – American Express Global Business Travel, which is operated by Global Business Travel Group, Inc. (NYSE: GBTG) (“Amex GBT” or the “Company”), a leading software and services company for travel, expense and meetings & events, today reported first quarter 2026 financial results.

Three Months Ended
March 31,
(in millions, except percentages; unaudited)	2026	2025	YOY Inc / (Dec)
Revenue	$840	$621	35%
Total operating expenses	$837	$566	48%
Gross Profit	$471	$374	26%
Gross Profit Margin	56%	60%	(410)	bps
Net income	$54	$75	(28)%
Net income margin	6%	12%	(570)bps
Adjusted Gross Profit	$490	$390	26%
Adjusted Gross Profit Margin	58%	63%	(450)	bps
Adjusted Operating Expenses	$691	$480	44%
Adjusted EBITDA	$150	$141	6%
Adjusted EBITDA Margin	18%	23%	(490)	bps
Net cash (used in) from operating activities	$(15)	$53	(129)%
Free Cash Flow	$(52)	$26	(300)%
Net Debt / LTM Adjusted EBITDA	2.0	x	1.7	x
A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided at the end of this release.

Results include the impact of acquisitions for Q1 2026 only.

Paul Abbott, Chief Executive Officer:

“Our financial performance and continued commercial progress in Q1 was strong. Our next-gen Egencia, powered by Agentic AI, and strategic alliance with SAP Concur on Complete are reshaping how enterprises manage travel and expense globally. Total New Wins Value of $3.4 billion and 96% customer retention demonstrate the strength of our offerings and customer relationships."

Business Highlights

•	Strong financial performance. Delivered revenue growth of 35% with Adjusted Gross Profit Margin of 58% and Adjusted EBITDA of $150 million.

•
Continued commercial progress. LTM Total New Wins Value of $3.4 billion, including major new win with Pfizer, and 96% customer retention rate since September 2025, including CWT. LTM SME New Wins Value of $2.0 billion include record new SME signatures in the first quarter.

•
Product innovation. Advanced our AI initiatives and competitive positioning with launch of Complete and next-gen Egencia including enhanced user experience, Agentic AI capabilities and integration with Concur Expense.

•	Strategic alliance. 75% of eligible joint customers are now using “Complete,” the new, AI-powered flagship solution for travel and expense in alliance with SAP Concur.

First Quarter 2026 Operational & Financial Highlights

(Changes compared to prior year period unless otherwise noted)

•	TTV growth of 54% and Transaction Growth of 41%.

•
Revenue of $840 million increased 35%. Within this, Travel Revenue increased 33% due to acquisition impacts, growth in business travel demand and share gains, as well as a favorable foreign exchange impact. Product and Professional Services Revenue increased 44%. Excluding the impact of acquisitions, revenue growth was 7%.

•
Total operating expenses of $837 million increased 48%, primarily due to the impact of acquisitions, increased cost of revenue to support growth in business travel demand and increased investments in technology and content and sales and marketing costs, partially offset by $18 million of cost transformation benefits and $10 million of CWT net synergies. Additionally, there were higher restructuring costs related to achievement of CWT synergies and broader cost transformation, higher depreciation and amortization and unfavorable foreign exchange impact.

•
Net income of $54 million decreased 28%. Revenue growth, higher benefit from income taxes and favorable foreign exchange movement were offset by higher operating expenses, including higher restructuring costs related to achieving CWT synergies and broader cost transformation initiatives, and unfavorable movement on earnout derivative liabilities.

•
Net cash used in operating activities totaled $15 million, a decrease of $68 million, primarily due to working capital timing, with the year-over-year comparison impacted by the one-time interest rate swap termination receipt in 2025.

•	Free Cash Flow outflow was $52 million, a decrease of $78 million, primarily due to lower net cash from operating activities and increased investments in purchase of property and equipment.

Given the announcement today of the proposed acquisition of the Company by Long Lake Management (the “Merger”), Amex GBT will not host an earnings conference call and is suspending its practice of holding future earnings conference calls or providing financial guidance.

Glossary of Terms

See the “Glossary of Terms” for the definitions of certain terms used within this press release.

About American Express Global Business Travel

American Express Global Business Travel (Amex GBT) is a leading software and services company for travel, expense, and meetings & events. We have built the most valuable marketplace in travel with the most comprehensive and competitive content. A choice of solutions brought to you through a strong combination of technology and people, delivering the best experiences. With travel professionals and business partners in more than 140 countries, our solutions deliver savings, flexibility, and service from a brand you can trust – Amex GBT.

Visit amexglobalbusinesstravel.com for more information about Amex GBT. Follow @amexgbt on LinkedIn and Instagram.

Investor Contact: Jennifer Thorington, investor@amexgbt.com

Media Contact: Megan Kat, megan.kat@amexgbt.com

GLOBAL BUSINESS TRAVEL GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
(in $ millions, except share and per share data)	2026	2025
Revenue	$840	$621
Costs and expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)	350	231
Sales and marketing	126	103
Technology and content	159	120
General and administrative	98	68
Restructuring and other exit charges	44	4
Depreciation and amortization	60	40
Total operating expenses	837	566
Operating income	3	55
Interest income	1	2
Interest expense	(27)	(24)
Loss on early extinguishment of debt	—	(2)
Fair value movement on earnout derivative liabilities	31	74
Other income (loss), net	3	(9)
Income before income taxes	11	96
Benefit from (provision for) income taxes	42	(21)
Share of income from equity method investments	1	—
Net income	54	75
Less: net income attributable to non-controlling interests in subsidiaries	2	—
Net income attributable to the Company’s Class A common stockholders	$52	$75
Basic income per share attributable to the Company’s Class A common stockholders	$0.10	$0.16
Weighted average number of shares outstanding - Basic	512,803,949	465,872,540
Diluted income per share attributable to the Company’s Class A common stockholders	$0.10	$0.16
Weighted average number of shares outstanding - Diluted	519,400,271	478,715,682

GLOBAL BUSINESS TRAVEL GROUP, INC.
CONSOLIDATED BALANCE SHEETS

(in $ millions, except share and per share data)	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$442	$434
Accounts receivable (net of allowance for credit losses of $10 and $9 as of March 31, 2026 and December 31, 2025, respectively)	1,007	869
Due from affiliates	54	51
Prepaid expenses and other current assets	254	215
Total current assets	1,757	1,569
Property and equipment, net	302	308
Equity method investments	44	43
Goodwill	1,663	1,671
Other intangible assets, net	821	851
Operating lease right-of-use assets	62	66
Deferred tax assets	330	298
Other non-current assets	100	110
Total assets	$5,079	$4,916
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$603	$515
Due to affiliates	23	25
Accrued expenses and other current liabilities	781	757
Current portion of operating lease liabilities	25	26
Current portion of long-term debt	62	58
Total current liabilities	1,494	1,381
Long-term debt, net of unamortized debt discount and debt issuance costs	1,455	1,360
Deferred tax liabilities	106	99
Pension liabilities	154	163
Long-term operating lease liabilities	64	62
Earnout derivative liabilities	6	37
Other non-current liabilities	136	153
Total liabilities	3,415	3,255
Commitments and Contingencies
Redeemable non-controlling interest	50	49
Shareholders’ equity:
Class A common stock (par value $0.0001; 3,000,000,000 shares authorized; 545,696,620 and 538,342,297 shares issued, 522,526,763 and 521,088,517 shares outstanding as of March 31, 2026 and December 31, 2025, respectively)	—	—
Additional paid-in capital	3,273	3,277
Accumulated deficit	(1,414)	(1,466)
Accumulated other comprehensive loss	(84)	(75)
Treasury shares, at cost (23,169,857 and 17,253,780 shares as of March 31, 2026 and December 31, 2025, respectively)	(166)	(128)
Total equity of the Company’s shareholders	1,609	1,608
Equity attributable to non-controlling interest in subsidiaries	5	4
Total shareholders’ equity	1,614	1,612
Total liabilities and shareholders’ equity	$5,079	$4,916

GLOBAL BUSINESS TRAVEL GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
(in $ millions)	2026	2025
Operating activities:
Net income	$54	$75
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	60	40
Deferred tax (benefit) charge	(28)	3
Equity-based compensation	17	19
Allowance for credit losses	2	2
Loss on early extinguishment of debt	—	2
Fair value movement on earnout derivative liabilities	(31)	(74)
Other, net	(1)	8
Changes in working capital:
Accounts receivable	(151)	(136)
Prepaid expenses and other current assets	(47)	(8)
Due from affiliates	(3)	(2)
Due to affiliates	(2)	13
Accounts payable, accrued expenses and other current liabilities	123	86
Defined benefit pension funding	(8)	(6)
Proceeds from termination of interest rate swap contracts	—	31
Net cash (used in) from operating activities	(15)	53
Investing activities:
Business acquisition, net of cash and restricted cash acquired	10	—
Purchase of property and equipment	(37)	(27)
Proceeds from foreign exchange forward contracts	—	9
Net cash used in investing activities	(27)	(18)
Financing activities:
Proceeds from senior secured term loans	132	99
Repayment of senior secured term loans	(36)	(103)
Repurchase of common shares	(38)	(1)
Contributions for ESPP	4	4
Payment of taxes withheld on vesting of equity awards	(14)	(24)
Other	1	—
Net cash from (used in) financing activities	49	(25)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6)	6
Net increase in cash, cash equivalents and restricted cash	1	16
Cash, cash equivalents and restricted cash, beginning of period	479	561
Cash, cash equivalents and restricted cash, end of period	$480	$577
Supplemental cash flow information:
Cash paid for income taxes (net of refunds)	$3	$4
Cash paid for interest (net of interest received)	$25	$30
Non-cash additions for operating lease right-of-use assets	$4	$—
Non-cash additions for finance lease	$—	$1

Additional Information and Disclosures

Glossary of Terms

•	AI refers to Artificial Intelligence.

•	CWT refers to CWT Holdings, LLC.

•	Customer retention rate is calculated based on transactions.

•	LTM refers to the last twelve months ended March 31, 2026.

•
GMN refers to Global & Multinational Enterprises and SME refers to Small and Medium-sized Enterprises. For organizational management purposes, Amex GBT divides the customer base into these two general categories, generally on the basis of annual TTV, although this measure can vary by country and by customer preference. Amex GBT offers all products and services to all sizes of customer, as customers of all sizes may prefer different solutions.

•	SME New Wins Value is calculated using expected annual Total Transaction Value (TTV) over the contract term from all SME new client wins over the last twelve months.

•	Total New Wins Value is calculated using expected annual Total Transaction Value (TTV) over the contract term from all new client wins over the last twelve months.

•
Total Transaction Value or TTV refers to the sum of the total price paid by travelers for air, hotel, rail, car rental and cruise bookings, including taxes and other charges applied by suppliers at point of sale, less cancellations and refunds.

•
Transaction Growth represents year-over-year increase or decrease as a percentage of the total transactions, including air, hotel, car rental, rail or other travel-related transactions, recorded at the time of booking, and is calculated on a net basis to exclude cancellations, refunds and exchanges. To calculate year-over-year growth or decline, we compare the total number of net transactions in the comparative previous period/ year to the total number of net transactions in the current period/year in percentage terms. We have presented Transaction Growth on a net basis to exclude cancellations, refunds and exchanges as management believes this better aligns Transaction Growth with the way we measure TTV and earn revenue. Prior period Transaction Growth percentages have been recalculated and represented to conform to current period presentation.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. Our non-GAAP financial measures are provided in addition, and should not be considered as an alternative, to other performance or liquidity measures derived in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and you should not consider them either in isolation or as a substitute for analyzing our results as reported under GAAP. In addition, because not all companies use identical calculations, the presentations of our non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Management believes that these non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance or liquidity across periods. In addition, we use certain of these non-GAAP financial measures as performance measures as they are important metrics used by management to evaluate and understand the underlying operations and business trends, forecast future results and determine future capital investment allocations. We also use certain of our non-GAAP financial measures as indicators of our ability to generate cash to meet our liquidity needs and to assist our management in evaluating our financial flexibility, capital structure and leverage. These non-GAAP financial measures supplement comparable GAAP measures in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and/or to compare our performance and liquidity against that of other peer companies using similar measures.

We define Adjusted Gross Profit as revenue less cost of revenue (excluding depreciation and amortization).

We define Adjusted Gross Profit Margin as Adjusted Gross Profit divided by revenue.

We define EBITDA as net income (loss) before interest income, interest expense, gain (loss) on early extinguishment of debt, benefit from (provision for) income taxes and depreciation and amortization.

We define Adjusted EBITDA as net income (loss) before interest income, interest expense, gain (loss) on early extinguishment of debt, benefit from (provision for) income taxes and depreciation and amortization and as further adjusted to exclude costs that management believes are non-core to the underlying business of the Company, consisting of restructuring, exit and related charges, integration costs, costs related to mergers and acquisitions, non-cash equity-based compensation and related employer taxes, long-term incentive plan costs, certain corporate costs, fair value movements on earnout derivative liabilities, foreign currency gains (losses) and non-service components of net periodic pension benefit (costs).

We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We define Adjusted Operating Expenses as total operating expenses excluding depreciation and amortization and costs that management believes are non-core to the underlying business of the Company, consisting of restructuring, exit and related charges, integration costs, costs related to mergers and acquisitions, non-cash equity-based compensation and related employer taxes, long-term incentive plan costs and certain corporate costs.

Adjusted Gross Profit, Adjusted Gross Profit Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Operating Expenses are supplemental non-GAAP financial measures of operating performance that do not represent and should not be considered as alternatives to gross profit, net income (loss) or total operating expenses, as determined under GAAP. In addition, these measures may not be comparable to similarly titled measures used by other companies.

These non-GAAP measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the Company’s results or expenses as reported under GAAP. Some of these limitations are that these measures do not reflect:

•	changes in, or cash requirements for, our working capital needs or contractual commitments;
•	our interest expense, or the cash requirements to service interest or principal payments on our indebtedness;
•	our tax expense, or the cash requirements to pay our taxes;
•
recurring, non-cash expenses of depreciation and amortization of property and equipment and definite-lived intangible assets and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;

•
the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business;

•	restructuring, mergers and acquisition and integration costs, all of which are intrinsic to our acquisitive business model; and
•	impact on earnings or changes resulting from matters that are non-core to our underlying business, as we believe they are not indicative of our underlying operations.

Adjusted Gross Profit, Adjusted Gross Profit Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Operating Expenses should not be considered as a measure of liquidity or as a measure determining discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

We believe that the adjustments applied in presenting Adjusted Gross Profit, Adjusted Gross Profit Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Operating Expenses are appropriate to provide additional information to investors about certain material non-cash and other items that management believes are non-core to our underlying business.

We use these measures as performance measures as they are important metrics used by management to evaluate and understand the underlying operations and business trends, forecast future results and determine future capital investment allocations. These non-GAAP measures supplement comparable GAAP measures in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. We also believe that Adjusted Gross Profit, Adjusted Gross Profit Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Operating Expenses are helpful supplemental measures to assist potential investors and analysts in evaluating our operating results across reporting periods on a consistent basis.

We define Free Cash Flow as net cash from (used in) operating activities, less cash used for additions to property and equipment.

We believe Free Cash Flow is an important measure of our liquidity. This measure is a useful indicator of our ability to generate cash to meet our liquidity demands. We use this measure to conduct and evaluate our operating liquidity. We believe it typically presents an alternate measure of cash flow since purchases of property and equipment are a necessary component of our ongoing operations and it provides useful information regarding how cash provided by operating activities compares to the property and equipment investments required to maintain and grow our platform. We believe Free Cash Flow provides investors with an understanding of how assets are performing and measures management’s effectiveness in managing cash.

Free Cash Flow is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. This measure has limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent cash flow for discretionary expenditures. This measure should not be considered as a measure of liquidity or cash flow from operations as determined under GAAP. This measure is not a measurement of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of liquidity.

We define Net Debt as total debt outstanding consisting of the current and non-current portion of long-term debt, net of unamortized debt discount and unamortized debt issuance costs, minus cash and cash equivalents. Net Debt is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. This measure is not a measurement of our indebtedness as determined under GAAP and should not be considered in isolation or as an alternative to assess our total debt or any other measures derived in accordance with GAAP or as an alternative to total debt. Management uses Net Debt to review our overall liquidity, financial flexibility, capital structure and leverage. Further, we believe that certain debt rating agencies, creditors and credit analysts monitor our Net Debt as part of their assessment of our business.

Reconciliation of Adjusted Gross Profit to Gross Profit:

	Three months ended March 31,
(in $ millions)	2026	2025
Revenue	$840	$621
Cost of revenue (excluding depreciation and amortization)	350	231
Adjusted Gross Profit	490	390
Depreciation and amortization related to cost of revenue	19	16
Gross Profit	471	374
Gross Profit Margin	56%	60%
Adjusted Gross Profit Margin	58%	63%

Reconciliation of net income to EBITDA and Adjusted EBITDA:

	Three months ended March 31,
(in $ millions)	2026	2025
Net income	$54	$75
Interest income	(1)	(2)
Interest expense	27	24
Loss on early extinguishment of debt	—	2
(Benefit from) provision for income taxes	(42)	21
Depreciation and amortization	60	40
EBITDA	98	160
Restructuring, exit and related charges (a)	49	4
Integration costs (b)	9	5
Mergers and acquisitions costs (c)	3	6
Equity-based compensation and related employer taxes (d)	25	31
Fair value movement on earnout derivative liabilities (e)	(31)	(74)
Other adjustments, net (f)	(3)	9
Adjusted EBITDA	$150	$141
Net income Margin	6%	12%
Adjusted EBITDA Margin	18%	23%

Reconciliation of total operating expenses to Adjusted Operating Expenses:

	Three months ended March 31,
(in $ millions)	2026	2025
Total operating expenses	$837	$566
Adjustments:
Depreciation and amortization	(60)	(40)
Restructuring, exit and related charges (a)	(49)	(4)
Integration costs (b)	(9)	(5)
Mergers and acquisitions costs (c)	(3)	(6)
Equity-based compensation and related employer taxes (d)	(25)	(31)
Adjusted Operating Expenses	$691	$480

a)
Includes (i) employee severance costs of $40 million and $4 million for the three months ended March 31, 2026 and 2025, respectively, (ii) accelerated amortization of operating lease ROU assets of $5 million for the three months ended March 31, 2026 and (iii) contract costs related to facility abandonment of $4 million for the three months ended March 31, 2026.

b)	Represents expenses related to the integration of business acquisitions.
c)	Represents expenses related to business acquisitions, including potential business acquisitions, and includes pre-acquisition due diligence and related activities costs.
d)	Represents non-cash equity-based compensation expense and employer taxes paid related to equity incentive awards to certain employees.
e)	Represents fair value movements on earnout derivative liabilities during the periods.
f)
Adjusted Operating Expenses excludes (i) long-term incentive plan expense of $1 million for the three months ended March 31, 2025, and (ii) legal and professional services (reversals) of $(1) million for the three months ended March 31, 2025. Adjusted EBITDA additionally excludes (i) unrealized foreign exchange gain (loss) of $5 million and $(7) million for the three months ended March 31, 2026 and 2025, respectively, and (ii) non-service component of our net periodic pension cost related to our defined benefit pension plans of $2 million and $2 million for the three months ended March 31, 2026 and 2025, respectively.

Reconciliation of last twelve months Adjusted EBITDA:

	Three months ended				Last twelve months ended
(in $ millions)	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	March 31, 2026
Net income (loss)	$15	$(62)	$83	$54	$90
Interest income	(2)	(2)	(2)	(1)	(7)
Interest expense	23	24	24	27	98
Provision for (benefit from) income taxes	21	24	(26)	(42)	(23)
Depreciation and amortization	43	49	60	60	212
EBITDA	100	33	139	98	370
Restructuring, exit and related charges	13	31	10	49	103
Integration costs	3	4	8	9	24
Mergers and acquisitions	18	10	1	3	32
Equity-based compensation and related employer taxes	20	19	20	25	84
Fair value movement on earnout derivative liabilities	(32)	26	(16)	(31)	(53)
Gain on remeasurement of equity method investment at fair value	—	—	(39)	—	(39)
Other adjustments, net	11	5	7	(3)	20
Adjusted EBITDA	$133	$128	$130	$150	$541

Reconciliation of net cash (used in) from operating activities to Free Cash Flow:

	Three months ended March 31,
(in $ millions)	2026	2025
Net cash (used in) from operating activities	$(15)	$53
Less: Purchase of property and equipment	(37)	(27)
Free Cash Flow	$(52)	$26

Reconciliation of Net Debt:

	As of
(in $ millions)	March 31, 2026		December 31, 2025		March 31, 2025
Current portion of long-term debt	$62		$58		$19
Long-term debt, net of unamortized debt discount and debt issuance costs	1,455		1,360		1,365
Total debt, net of unamortized debt discount and debt issuance costs	1,517		1,418		1,384
Less: Cash and cash equivalents	(442)		(434)		(552)
Net Debt	$1,075		$984		$832

LTM Adjusted EBITDA	$541		$532		$496
Net Debt / LTM Adjusted EBITDA	2.0	x	1.9	x	1.7	x

Forward-Looking Statements

Certain statements made in this release, including statements regarding the Merger, stockholder approvals for the Merger, any expected timetable for completing the Merger, the expected benefits of the Merger and other statements regarding our financial position, business strategy, and the plans and objectives of management for future operations and full-year guidance, are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this release are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us, including as a result of the proposed Merger, will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors: (1) changes to projected financial information or our ability to achieve our anticipated growth rate and execute on industry opportunities; (2) our ability to maintain our existing relationships with clients and suppliers and to compete with existing and new competitors; (3) various conflicts of interest that could arise among us, affiliates and investors; (4) our success in retaining or recruiting, or changes required in, our officers, key employees or directors; (5) factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control; (6) the impact of geopolitical conflicts, including the war in Ukraine, the conflicts in the Middle East, tensions between China and Taiwan and military operations in Venezuela, as well as related changes in base interest rates, inflation and significant market volatility on our business, the travel industry, travel trends and the global economy generally; (7) the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; (8) the effect of a prolonged or substantial decrease in global travel on the global travel industry; (9) political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in-person business meetings and demand for travel and our services); (10) the effect of legal, tax and regulatory changes; (11) the impact of any future acquisitions including the integration of any acquisition; (12) the decisions of market data providers, indices and individual investors; (13) costs related to, or the inability to recognize the anticipated benefits of our merger with CWT; (14) risks related to the business of CWT or unexpected liabilities that arise in connection with the integration of CWT into our business, including our ability to apply our procedures regarding internal controls over financial reporting to CWT; (15) the outcome of any legal proceedings that may be instituted against the Company in connection with our merger with CWT or the proposed Merger; (16) the ability to complete the proposed Merger on the anticipated terms and timing, or at all, including obtaining required regulatory approvals and the satisfaction of other conditions to the completion of the proposed Merger; (17) the risk that disruptions from the proposed Merger (such as the ability of certain customers of Amex GBT to terminate or amend contracts upon a change of control, or to withhold consent to such change of control) will harm Amex GBT’s business, including current plans and operations, during the pendency, and following the completion of, the proposed Merger; (18) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed Merger; (19) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (20) contractual provisions that may impact Amex GBT’s ability to pursue certain business opportunities or strategic transactions during the pendency, and/or following the completion of, the proposed Merger; (21) the occurrence of any event, change, or other circumstance that could give rise to the termination of the proposed Merger, including in circumstances requiring Amex GBT to pay a termination fee to acquirer in the Merger; (22) those risks and uncertainties found in Amex GBT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risk factors discussed in Amex GBT’s most recent Annual Reports on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and future filings with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (23) those risks that will be described in the proxy statement that will be filed with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

These risks, as well as other risks associated with the Merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the Merger. There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements.

Disclaimer

An investment in Global Business Travel Group, Inc. is not an investment in American Express. American Express shall not be responsible in any manner whatsoever for, and in respect of, the statements herein, all of which are made solely by Global Business Travel Group, Inc.